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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in Amendment No. 1 to the Registration Statement No. 333-33233 of Coinstar, Inc. on Form S-4 of our report dated February 14, 1997 (May 28, 1997, as to Notes 1 and 9 and June 27, 1997 as to Notes 2 and
11), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
October 30, 1997